Exhibit 10.9
AMENDMENT NO. 1 TO WARRANT TO PURCHASE STOCK
THIS AMENDMENT NO. 1 TO WARRANT TO PURCHASE STOCK is made as of September 23, 2010 by and between SVB Financial Group (“Holder”) and Biolase Technology, Inc., a Delaware corporation (the “Company”).
WHEREAS, Holder is the holder, by assignment from Silicon Valley Bank (“Bank”), of that certain Warrant to Purchase Stock dated as of May 27, 2010 issued by the Company to Bank (the “Warrant”); and
WHEREAS, in connection with that certain Waiver and First Loan Modification Agreement, of even date herewith, to that certain Loan and Security Agreement dated May 27, 2010, among Midcap Financial, LLC, Silicon Valley Bank and the Company, the parties hereto desire to amend the Warrant in the manner set forth below;
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1. Warrant Amendment. The Warrant is hereby amended so that from and after the date hereof, the Initial Shares Warrant Price and the Additional Shares Warrant Price (each as defined in the Warrant, and referred to therein sometimes as the “Warrant Price”) shall be $0.84, subject to further adjustment hereafter from time to time in accordance with the provisions of the Warrant.
2. No Other Amendments. Except as amended hereby, the Warrant shall remain in full force and effect as originally written.
3. Governing Law. This Amendment No. 1 shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of laws provisions.
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IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Warrant to Purchase Stock as of the date first above written.

BIOLASE TECHNOLOGY, INC.
By:	/s/ Federico Pignatelli
	Name:	Federico Pignatelli
	Title:	Chairman and interim Chief Executive Officer

SVB FINANCIAL GROUP
By:	/s/ Marla Johnson
	Name:	Marla Johnson
	Title:	Senior Advisor

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